Exhibit 10.19

Credit Line Agreement
No. (2010) Nan Zhong Yin Shou Xie Zi No. YD 10-001

Party A: Fujian Yada Group Co., Ltd.
Business license No.: 350724100000961
Legal representative/principal: Zhan Youdai
Domicile: Shuinan Industrial Zone, Songxi County, Nanping City, Fujian Province
Postal code: 353500
Opening bank and account No.: Bank of China Limited Nanping Branch 880005556208093001
Tel.: 86 599-2325688  Fax: 86 599-2332688;

and
Party B: Bank of China Limited Nanping Branch
Legal representative/principal: Wang Heng  Authorized signatory: Zhu Manguan
Domicile: Bank of China Tower, 459 Binjiang Road, Nanping City, Fujian Province
Postal code: 353000
Tel.: 86 599-8856381   Fax: 86 599-8822091

This Agreement is entered into by and between the above two parties in the principle of free will, equality, mutual benefit, and good faith and through friendly consultation, with a view to developing friendly and mutually beneficial partnership:

Article I	Business Scope
Party B will, in accordance with this Agreement, provide the credit line to Party A, and Party A may, on the premise of complying with stipulations of this Agreement and relevant Single-Item Agreement, file an application to Party B for credit revolving, adjustment, or one-time use for conducting Renminbi short-term loan, foreign currency short-term loan, trading financing, letter of guarantee (L/G), fund business, and other credit businesses (collectively “single-item credit business”).
The trading financing business herein includes the opening of international L/C, opening of domestic L/C, import bill advance, shipping guarantee, packing loan, outward documentary bill, acceptance bill discount under usance L/C, buyer bill advance under domestic L/C, seller bill advance under domestic L/C, domestic L/C negotiation, and other international and domestic trading financing business.
The L/G business herein includes various international and domestic L/G businesses, such as the opening of letter of guarantee/standby L/C, etc.
Article II	Type and amount of credit line
Party B agrees to provide the following credit lines to Party A:
The currency adopts Renminbi.
The amount is RMB Twenty Million Yuan Only in words;
￥20,000,000. 00 in figures.
The specific types and amounts are as follows:
1.      Trading financing amount: RMB Twenty Million Yuan Only
Article III	Use of credit line
1.	Within the term of the credit line and the credit line limit of various single-item credit businesses as provided by this Agreement, Party A may use corresponding credit lines in accordance with (1):
(1)	Revovling use, specifically including such credit line type as trading financing
(2)	One-time use, specifically including such credit line type as blank.

If Party A needs adjustment as provided in Article I, Party A shall file an application in writing to Party B, and Party B shall determine whether to adjust the credit line and determine the specific adjustment method, and notify Party A in writing.
2.
Party A’s credit line that has been incurred at Party B based on the previous Credit Line Agreement or similar agreements and Single-Item Agreement by the effective date of this Agreement shall be deemed to be the credit that is incurred under this Agreement.

Thereinto, the credit balance in in those agreements is deemed to be the credit line in this Agreement.
3.	Except otherwise stated in this Agreement, the following businesses does not occupy the credit line:
(1)	The outward documentary bill that is consistent with the document;
(2)
The documentary credit or financing conducted on the basis of the drafts or sums under the export L/C or domestic L/C that is accepted by Party B and is accepted/honored/confirmed to pay/certified by the issuing bank or guaranteeing bank.

(3)
If Party A is able to provide margin, government bonds, deposit bill issued by Party B, or bank acceptance, L/G, and standby L/C that are accepted by Party B as guarantee of a loan, the credit amount of such loan will not occupy the credit line.

However, the business agreement regarding the loan is still a Single-Item Agreement under this Agreement, constituting an integral part of this Agreement, and is bound by this Agreement, except otherwise provided in the business agreement.
Article IV	Agreements to be signed for conducting single-item credit business

In applying to Party B for conducting single-item credit business under this Agreement, Party A shall submit to Party B corresponding applications and/or corresponding contracts/agreements signed with Party B (collectively “Single-Item Agreement”).
Article V	The term of credit line
The term of the credit line as specified in Article II of this Agreement shall commence from the effective date of this Agreement and end on June 18, 2011.
Upon the expiry of the aforesaid term of credit line, both parties may, if Party B continues to provide credit line to Party A, sign a supplementary agreement in writing through consultation, to expressly specify such matters as new credit line and the new term of credit line, etc. The supplementary agreement shall be an integral part of this Agreement, and shall have the same legal force as that of this Agreement, with matters not covered therein to be governed by this Agreement.
The expiry of use term of the credit line neither affects the legal force of this Agreement, nor constitutes causes for termination of this Agreement. Single-item credit businesses conducted by both Party A and Party B in accordance with this Agreement shall continue to be performed in accordance with stipulations of this Agreement, Relevant Single-Item Agreement and accrued rights and obligations under this Agreement shall be completely executed and performed.
Article VI	Preconditions for conducting single-item credit businesses
To continue single-item credit businesses, Party A shall, in accordance with Party B’s requirements, meet the following conditions:
1.
Company documents, bills, seals, list of relevant personnel, and signature sample that are related to the signing of this Agreement and Single-Item Agreement shall be kept by Party B, with relevant vouchers to be filled out;

2.	Accounts that are indispensable for conducting single-item credit businesses shall be opened;
3.	The guarantee agreed upon in this Agreement and Single-Item Agreement has been effectively established;

4.	Other preconditions for conducting such businesses agreed upon in Single-Item Agreement;
5.	Other conditions that Party A shall meet at Party B’s discretion.
Article VII	Guarantee
As for debts of Party A to Party B that are accrued in accordance with this Agreement and Single-Item Agreement, both parties agree to adopt the following modes to provide guarantee:
■	Maximum amount guarantee
(1)	Zhan Youdai provides the maximum amount guarantee, and signs the corresponding maximum amount guarantee contract (with the contract numbering (2010) Nan Zui Gao Bao Zi No YD10-001).
(2)
Fujian Fulaimeng Wood Technology Co., Ltd. provides the maximum amount guarantee, and signs the corresponding maximum amount guarantee contract (with the contract numbering (2010) Nan Zui Gao Bao Zi No YD10-002).

(3)	Songxi Yasheng Food Co., Ltd. provides the maximum amount guarantee, and signs the corresponding maximum amount guarantee contract (with the contract numbering (2010) Nan Zui Gao Bao Zi No YD10-003).
■	Maximum mortgage
(1)
Fujian Yada Group Co., Ltd. provides the maximum mortgage, and signs the corresponding maximum mortgage contract (with the contract numbering  (2010) Nan Zui Gao Bao Zi No YD10-004). The guaranteed amount of creditor’s right is RMB 4,932,418 Yuan. Thereinto, the real estate is RMB 1,713,181 Yuan, and land values RMB 3,219,237 Yuan.

□	Maximum pledge
(2)	Blank provides the maximum pledge, and signs the corresponding maximum pledge contract.
□	In conducting single-item credit business, the interested parties shall respectively sign corresponding guarantee contracts.

In the event that the incidents that Party B considers may affect its contractual capacity take place to Party A or the guarantor, or that the guarantee contract becomes invalid, or is cancelled or terminated, or Party B’s contractual capacity may be affected due to the worsening of financial status of Party A and the guarantor or the involvement of Party A and the guarantor in material lawsuit or arbitration or other reasons, or the guarantor commits the breach under the guarantee contract or other contracts signed with Party B, or the guaranties are depreciated, damaged, lost, and distrained and thus cause the guarantee value to be weakened or lost, Party B shall be entitled to require and Party A shall be obliged to provide new guarantee and change of guarantor, etc., so as to guarantee debts under this Agreement.
Article VIII	Representation and warranty
Party A hereby makes the following representations:
1.	Party A is duly organized, validly existing and in good standing under the laws with full capacity for civil conduct and disposing capacity required to sign and perform this Agreement.
2.
The signing and performance of this Agreement and Single-Item Agreement is based on true intention of Party A, and has obtained legitimate and valid authorization in accordance with the requirements of its articles of association or other internal management documents, and will not breach any agreements, contracts, and other legal documents that are binding on Party A. Party A has obtained or will obtain all relevant approvals, permits, filings, or registrations that are required for signing and performing this Agreement;

3.	All documents, financial statements, vouchers and other documentations Party A provides to Party B under this Agreement and Single-Item Agreement shall be genuine, complete, accurate, and valid.

4.	Transaction background Party A applies for conducting business at Party B shall be genuine and legitimate, and is not used for such illegal purposes as money laundering;
5.	Party A does not conceal from Party B any incidents that may affect financial position and contractual capacity of Party A and the guarantor
Party A hereby makes the following warranties:
1.
Party A will, in accordance with Party B’s requirements, regularly or timely submit Party A’s financial statements (including but not limited to annual report, quarterly report, and monthly report, and other relevant documentations) to Party B;

2.	Party A will accept and cooperate with Party B’s inspection and supervision on Party A’s use of the credit line and relevant production management, and financial activities;
3.
In the event that Party A and the guarantor of this Agreement sign the counter guarantee contract or similar contracts on Party A’s guarantee obligations, such contracts will not impair any rights of Party B under this Agreement;

4.
Party A shall immediately notify Party B if there are events that may affect financial position and contractual capacity of Party A or the guarantor, including but not limited to any form of splitting, merging, affiliation, establishment of joint venture and cooperation with foreign merchants, contractual operation, and change of such operation modes as restructuring, reform, and planning getting listed, etc., reduction of registered capital, material assets or equity transfer, bearing of material debts, or setting new material debts on pledges, attachment of guaranties, dissolution, liquidation, and application for bankruptcy, etc., or involving in material lawsuit or arbitration incidents;

5.	Party A agrees to handle matters not covered by this Agreement and Single-Item Agreement in accordance with relevant stipulations and business practices of Party B.

Article IX	Disclosure of internal relation and related party transaction within the Group of Party A
Both parties agree that the following Item 1 shall apply:
1.	Party A is not a group client of Party B defined by the Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients (“the Guidelines”).
2.
Party A is a  group client determined by Party B in accordance with the Guidelines. Party A shall, in accordance with Article 17 of the Guidelines, promptly report to Party B the information about the related transaction accounting for more than 10% of net assets, including incidence relation of parties of the translation, items, property, and amount of transactions, or corresponding proportions and pricing policies (including the transactions with no amounts or just symbolic amounts).

Article X	Events of Breach
Any of the following incidents will constitute or be deemed to breach of this Agreement:
1.	Party A fails to perform its obligation of payment to Party B in accordance with this Agreement and Single-Item Agreement;
2.	Party A does not use the acquired funds for the agreed purposes in accordance with this Agreement and Single-Item Agreement;
3.	Representations made by Party A in this Agreement and Single-Item Agreement are false or Party A breaches its warranties made in this Agreement and Single-Item Agreement;
4.
The conditions in Item 4 of Section 2 of Article VIII take place, which Party B considers may affect Party A’s financial position and contractual capacity, or may affect the guarantor’s financial position and contractual capacity, and Party A does not provide new guarantee and change the guarantor in accordance with this Agreement;

5.	Party A terminates its business or goes into dissolution, liquidation or bankruptcy;
6.	Party A breaches other stipulations regarding rights and obligations of the parties in this Agreement or Single-Item Agreement;
7.	Party A commits breaches under the agreement signed with Party B or other institutions of Bank of China Limited;

8.	The guarantor breaches the stipulations of the guarantee contract, or commits breaches under the agreement signed with Party B or other institutions of Bank of China Limited;
In case of the aforesaid events, Party B shall be entitled to, as the case may be, respectively or simultaneously take the following measures:
1.	Require Party A and the guarantor to correct their breach within the time limit;
2.	Entirely or partially reduce, suspend or terminate the credit line to Party A;
3.
Entirely or partially suspend or terminate the acceptance of Party A’s business application under this Agreement, Single-Item Agreement, or other agreements between Party A and Party B; entirely or partially suspend and terminate the release and handling of loans that have yet not been released and trading financing and L/G business that have yet not been handled;

4.
Announce that all or partial unpaid loans, trading financing sums and principal and interest of L/G advances and other payables under this Agreement, Single-Item Agreement, or other agreements between Party A and Party B become due immediately;

5.	Terminate or cancel this Agreement, or entirely or partially terminate or cancel Single-Item Agreement or other agreements between Party A and Party B;
6.	Require Party A to compensate the losses caused to Party B due to Party A’s breach;
7.
Deduct the sum on the account Party A opens at Party B to pay off partial or entire debts of Party A to Party B by only sending a notice in advance or afterwards. Undue sums on the account shall be deemed to expire in advance. Where the currency of the account is different from that of Party B’s business plan, it will be converted in terms of Party B’s applicable exchange rate of list price of settlement and surrender of exchange at the time of deduction.

8.	Execute the real rights granted by way of security;

9.	Require the guarantor to assume the guarantee liability;
10.	Other measures Party B deems necessary.
Article XI	Reservation of rights
One party’s failure to perform partial or all rights under this Agreement and Single-Item Agreement, or to require the other party to perform and undertake partial or all obligations and liabilities does not constitute such party’s waiver of such rights or such obligations and liabilities.
One party’s tolerance, extension of the other party or delay of rights under this Agreement and Single-Item Agreement shall neither affect any rights the party enjoys in accordance with this Agreement, Single-Item Agreement, and laws and regulations, nor be deemed to be the party’s waiver of such rights.
Article XII	Change, modification, termination and partial invalidity
This Agreement is agreed upon by both parties through consultation, and may be changed or modified in writing. Any change or modification shall constitute an integral part of this Agreement.
Except otherwise stated by laws, regulations or by the parties, all rights and obligations under this Agreement and Single-Item Agreement shall not be terminated before such rights and obligations are completely performed.
Except otherwise stated by laws, regulations or by the parties, any article of this Agreement shall not affect the legal force of other articles.
Article XIII	Application of laws and settlement of disputes
Except otherwise agreed upon by the parties, this Agreement and Single-Item Agreement shall be governed by laws of the People’s Republic of China.
Except otherwise agreed upon by the parties, all disputes arising from the conclusion and performance of or relevant to this Agreement and Single-Item Agreement may be settled by both parties through consultation. If the consultation fails, either party may adopt the 2nd mode to make settlement:

a)	Submit to blank Arbitration Committee for arbitration.
b)
File lawsuit to the People’s Court of the place of Party B or other institutions of Bank of China Limited who perform rights and obligations in accordance with this Agreement and Single-Item Agreement in accordance with the laws.

c)	File lawsuit to the competent People’s Court in accordance with the laws.
During the period of settling disputes, other articles shall continue to be performed, provided such disputes do not affect the performance of other articles of this Agreement and Single-Item Agreement.
Article XIV	Expenses
Except otherwise provided by laws or agreed upon by the parties, all expenses (including attorney’s fee) incurred by the conclusion, performance, and disputes settlement of this Agreement and Single-Item Agreement shall be borne by Party A.
Article XV	Appendix
The following appendixes and other appendixes and Single-Item Agreement that are jointly confirmed by both parties shall be an integral part of this Agreement, and shall have the same legal force as that of this Agreement.
Appendix: (blank)
Article XVI	Miscellaneous
1.	Without Party B’s prior written consent, Party A shall not transfer any rights and obligations under this Agreement and Single-Item Agreement to the third party.
2.
In the event that Party B needs to entrust other institutions of Bank of China Limited to perform the rights and obligations under this Agreement and Single-Item Agreement due to business needs, Party A hereby expresses acknowledgement; other institutions of Bank of China Limited authorized by Party B shall be entitled to perform all rights under this Agreement and Single-Item Agreement, and to, upon any disputes under this Agreement and Single-Item Agreement, file lawsuits to the People’s Court or submit to the arbitral body for arbitration.

3.	This Agreement shall be legally binding upon both parties and their lawful successors and assignees, provided that other stipulations of this Agreement and Single-Item Agreement are not affected.
4.
Except otherwise stated, both parties hereby designate the domiciles carried by this Agreement as the correspondence and contact address, and warrant to timely notify the other party in writing if the correspondence and contact address is changed.

5.	Titles and business names in this Agreement are used only for referral convenience, and shall not be used for interpretation of contents of articles and rights and obligations of the parties.
Article XVII	Effectiveness of Agreement
This Agreement shall take effect as of the date when legal representatives, principals, or their respective authorized signatories of both parties affix their respective signatures and official seals.
This Agreement is made of six copies, with both parties, guarantor, and mortgage registration authorities holding one respectively. All the six originals shall have the same legal force.

Party A: Fujian Yada Group Co., Ltd.(Sealed)
Authorized signatory: Zhan Youdai (signature)
Date: July 21, 2010

Party B: Bank of China Limited Nanping Branch (Sealed)
Authorized signatory: Zhu Mangui (signature)
Date: July 21, 2010